TIME CHARTER
                         New York Produce Exchange Form

          November 6th, 1913, Amended October 20th, 1921; August 6th, 1931; October 3rd, 1946, June 12th, 1981


OWNERS DESCRIPTION   THIS CHARTER PARTY, made and concluded in ____________,
                     this ____ day of ___________, 199_ between
                     __________________ OF OWNERS OF (SEE CLAUSE 28 FOR
                     DESCRIPTION OF VESSEL, THE ACCURACY OF WHICH IS WARRANTED
                     BY OWNERS) now and

CHARTERERS           _________________ CHARTERERS of ________________________.

DURATION The Owners agree to let and the Charterers agree to hire the vessel from the time of delivery for (SEE CLAUSE 62) within below mentioned trading limits.

SUBLET Charterers shall have liberty to sublet the vessel for all or any part of the time covered by this Charter, but Charterers shall remain responsible for the fulfillment of this Charter.

DELIVERY            The Vessel shall be placed at the disposal of the Charters at ____________________________. The Vessel on her delivery shall be in all respects ready to receive cargo with clean holds and tight, staunch, strong and in every way fitted
                     for service UNDER THIS CHARTER AND HAVING BUNKERS ON BOARD
                     AS REQUIRED BY CLAUSE 3, AND having water ballast and with sufficient power to operate all cargo-handling gear
                     simultaneously (and with full complement of officers and
                     crew for a vessel of her tonnage), PROVIDED ALWAYS THAT NO
DANGEROUS CARGO      ACT OR OMISSION OF CHARTERERS OR THEIR AGENTS IN CARRYING
                     OUT THE ON-HIRE SURVEY OR IN ACCEPTING DELIVERY OF THE
                     VESSEL SHALL BE DEEMED TO CONSTITUTE ANY WAIVER OF OWNERS'
                     OBLIGATIONS UNDER THIS CHARTER, to be employed in carrying lawful merchandise excluding any goods of a dangerous, injurious, flammable or corrosive nature unless carried in accordance with ANY APPLICABLE requirements of the proper authorities of the state of the vessel's registry and of the states of ports of shipment and discharge and of any intermediate states or ports through whose waters the vessel must pass. Without prejudice to the generality of the foregoing, in addition the following are specifically excluded: livestock of any CARGO EXCLUSIONS description, arms, ammunition, explosives.

TRADING LIMITS            The vessel shall be employed in such lawful trades
                     between safe ports and places as the Charterers or their agents shall direct, on the following conditions:




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OWNERS TO                 1. The Owners shall provide and pay for the insurance
PROVIDE of the vessel and for all provisions, cabin, deck, engine-room and other necessary stores, including ALL FRESH water; shall pay for wages, consular shipping and discharging fees of the crew and charges for port services pertaining to the crew (INCLUDING WITHOUT LIMITATION GARBAGE REMOVAL AND GANGWAY WATCHMEN); shall maintain vessel's class AT ALL TIMES WITH A CLASSIFICATION SOCIETY WHICH IS A MEMBER OF THE INTERNATIONAL ASSOCIATION OF CLASSIFICATION SOCIETIES and SHALL USE DUE DILIGENCE TO keep her in a thoroughly efficient state in hull, machinery and equipment for and during the service AND IN FULL COMPLIANCE WITH ALL CURRENT AND FUTURE APPLICABLE CONVENTIONS AND/OR LAWS AND/OR REGULATIONS AND/OR REQUIREMENTS OF THE VESSEL'S STATE(S) OR PLACES(S) OF REGISTRY AND/OR OWNERSHIP OR OF ANY STATES OR PLACES OR AREAS TO OR THROUGH WHICH SHE MAY BE DIRECTED UNDER THIS CHARTER (INCLUDING ST. LAWRENCE SEAWAY, WELLAND CANAL, PANAMA CANAL, SUEZ CANAL AND ANY OTHER CANAL, PASSAGE OR RESTRICTED WATERWAY WITH THE LIMITATIONS OF WHICH THE VESSEL'S DIMENSIONS ARE CONSISTENT), AND ADEQUATELY MANNED SO AS TO ENSURE THAT THE VESSEL IS ABLE TO OPERATE CONTINUOUSLY AND WITHOUT INTERRUPTION.

CHARTERERS                2. The Charterers, while the vessel is on hire, shall
TO                   provide and pay for all the fuel except as otherwise
PROVIDE              agreed, port charges, COMPULSORY pilotages, towages,
                     agencies, commissions, consular charges (except those pertaining to individual crew members or flag of the vessel), and all other usual expenses except those stated in Clause 1, but when the vessel puts into a port for causes for which CHARTERERS ARE NOT responsible, then all such charges incurred shall be paid by the Owners.
                     Fumigations ordered because of cargoes BEING CARRIED OR
                     PREVIOUSLY carried or ports PREVIOUSLY visited while vessel is employed under this Charter shall be for Charterers' account. All other fumigations shall be for OWNERS' account.

                          Charterers shall provide necessary dunnage and
                     shifting boards, also any extra fittings requisite for a special trade or unusual cargo, but Owners shall allow them the use of any dunnage and shifting boards already aboard vessel.

BUNKERS                   3. The Charterers on delivery, and the Owners on
ON                   redelivery, shall take over and pay for all fuel and diesel
DELIVERY             oil remaining on board the vessel as hereunder. The vessel shall be delivered with: BUNKERS - QUANTITIES TO BE AGREED
                     THREE WEEKS PRIOR DELIVERY of PLATT'S PRICE AT NEAREST MAIN
AND                  BUNKERING PORT per ton. The vessel shall be redelivered
REDELIVERY           with: QUANTITIES OF FUEL AND DIESEL ABOUT SAME AS ON
                     DELIVERY. PRICES ON REDELIVERY TO BE THE SAME AS ON
                     DELIVERY. (*Same tons apply throughout this clause)



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RATE OF              4. The Charters shall pay for the use and hire of the
HIRE                 said vessel IN ACCORDANCE WITH CLAUSE 63 commencing on and from the HOUR GMT of her delivery, as aforesaid, and at and after the same rate for any part of a DAY; hire shall
                     continue until the hour GMT of the day of her redelivery in like good order and condition, ordinary wear and tear
                     excepted, to the Owners (unless vessel lost) at DROPPING
REDELIVERY           LAST OUTER SEA/SEAWAY PILOT SAFE PORT WORLDWIDE IN
AREAS AND            CHARTERERS' OPTION ANY TIME DAY OR NIGHT SUNDAYS HOLIDAY
NOTICES              INCLUDED. SEE ALSO CLAUSE 64 REGARDING SEASONAL REDELIVERY
                     OPTIONS unless otherwise mutually agreed. DURING THE LAST
                     VOYAGE UNDER THIS CHARTER Charterers shall KEEP Owners
                     NOTIFIED OF VESSEL'S ITINERARY AND BERTHING/DISCHARGING
                     PROSPECTS AND ANTICIPATED DATE AND PLACE of vessel's expected date of redelivery and probable port.

HIRE PAYMENT              5. Payment of hire shall be made so as to be received
AND                  by Owners or their designated payee in _________________ ,
COMMENCEMENT         in United States Currency, in funds available to the Owners on the due date, semi-monthly in advance DISCOUNTLESS
                     EXCEPT WHERE OTHERWISE SPECIFIED IN THIS CHARTER PARTY OR
                     AGREED TO BY OWNERS, and for the last half month or part of same the approximate amount of hire, and should same not cover the actual time, hire shall be paid for the balance day by day as it becomes due, if so required by Owners.
                     CHARTERS SHALL HAVE THE RIGHT TO WITHHOLD FROM HIRE ANY
                     OFF-HIRE AND ASSOCIATED EXPENSE, ESTIMATED OWNERS'
                     DISBURSEMENT, FINES, DEBTS, DAMAGES AND ESTIMATED VALUE OF
                     REDELIVERY BUNKERS. Failing the punctual and regular payment of the hire, or on any REPUDIATORY breach of this Charter, the Owners shall (SUBJECT TO CLAUSE 48) be at liberty to withdraw the vessel from the service of the Charterers without prejudice to any claims they (the
                     Owners) may otherwise have on the Charterers.

CASH                      Cash for vessel's ordinary disbursements at any port
ADVANCES may, AT THE DISCRETION OF CHARTERERS be advanced, as required by the MASTER, by the Charterers or their agents, subject to 2 1/2 percent commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.

BERTHS                    6. Vessel shall be loaded and discharged in any dock
                     or at any ANCHORAGE, MOORING, berth or place that Charterers or their agents may direct, provided the vessel can safely lie always afloat at any time of tide, except at such places where it is customary for similar size vessels to safely lie aground.

SPACES                    7. ALWAYS SUBJECT TO SAFETY, THE whole reach of the
AVAILABLE            vessel INCLUDING ITS holds, decks, and usual places of
                     loading, also accommodations for supercargo, if carried, shall be at the Charterers' disposal, reserving only proper and sufficient space for ship's officers, crew, tackle, apparel, furniture, provisions, AND stores.



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PROSECUTION              8. The MASTER shall prosecute his voyages with THE
OF VOYAGES           UTMOST despatch, and shall render all customary assistance with ship's crew and boats (INCLUDING, WITHOUT LIMITATION,
                     SWEEPING AND CLEANING HOLDS AND REMOVAL OF DUNNAGE), SEE
                     CLAUSE 49. The MASTER (although appointed by the Owners)
                     shall be under the orders and directions of the Charterers as regards employment and agency (SEE CLAUSE 31); and
                     Charterers are to perform all cargo handling at their
                     expense under the supervision AND RESPONSIBILITY of the
                     MASTER, AND ALWAYS AT OWNERS' RISK AS TO THE TRIM,
                     STABILITY AND SAFETY OF THE VESSEL. THE MASTER is to sign
                     the bills of lading for cargo as presented in conformity
BILLS                with mate's or tally clerk's receipts. However, at
OF                   Charterers' option, the Charterers or their agents may sign
LADING               bills of lading on behalf of the MASTER always in
                     conformity with the mate's AND/or tally clerk's receipts.
                     All bills of lading shall be without prejudice to this Charter and the Charterers shall indemnify the Owners against all consequences or liabilities which may arise from any inconsistency between this Charter and any bills of lading or waybills signed by the Charterers or their agents or by the MASTER at their request, UNLESS ARISING
                     FROM THE ACT OR OMISSION OF THE MASTER OR THE OWNERS OR
                     THEIR SERVANTS OR AGENTS.

CONDUCT OF                9. If the Charterers shall have reason to be
CAPTAIN dissatisfied with the conduct of the MASTER or officers, the Owners shall, on receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments. THIS PROVISION SHALL BE WITHOUT PREJUDICE TO ANY OF THE RIGHTS WHICH CHARTERERS MAY HAVE UNDER THIS CHARTER.

SUPERCARGO                10. The Charterers are entitled to appoint a
AND                  supercargo, who shall accompany the vessel and see that
MEALS                voyages are prosecuted with UTMOST despatch. He is to be
                     furnished with free accommodation and same fare as provided for MASTER'S table. Owners shall victual pilots and customs officers, and also, when authorized by Charterers or their agents, shall victual tally clerks, stevedore's foremen, etc., for all such victualling. SEE CLAUSE 55.



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SAILING                   11. The Charterers shall furnish the MASTER from time
ORDERS               to time with all requisite instructions and sailing
AND LOGS             directions, in writing (OR, IF GIVEN ORALLY, TO BE
                     CONFIRMED IN WRITING), and the MASTER shall keep full, COMPLETE and correct deck and engine logs of the voyage or voyages IN THE ENGLISH LANGUAGE, which are to be patent to the Charterers or their agents UPON DEMAND BOTH BEFORE AND
                     AFTER REDELIVERY, and furnish the Charterers, their agents or supercargo, when required, with a true AND COMPLETE copy of such deck and engine logs, showing the course of the vessel, distance run and the consumption of fuel AND DIESEL
                     OIL, TOGETHER WITH ALL OTHER INFORMATION WHICH MAY BE
                     RELEVANT TO THE ASSESSMENT OF THE VESSEL'S PERFORMANCE.
                     PROMPTLY AT THE END OF EACH SEA PASSAGE (WHICH EXPRESSION
                     SHALL BE DEEMED TO INCLUDE PASSAGES WITHIN THE GREAT LAKES
                     AND ST. LAWRENCE SEAWAY) THE MASTER SHALL COMPLETE AN
                     ABSTRACT OF LOG(S) IN CHARTERER'S FORM.

VENTILATION               12. The MASTER shall use diligence in THE caring for
                     AND IN the ventilation of the cargo.

CONTINUATION              13. The Charterers shall have the option of continuing
                     this Charter for a further period of (SEE CLAUSE 62).

LAYDAYS/                  14. If required by Charterers, time shall not commence
CANCELLING           before and should vessel not have given written notice of
                     readiness on or before , 199 but not later than LOCAL TIME
                     Charterers or their agents shall have the option of cancelling this Charter at any time.



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OFF-HIRE                  15. In the event of the loss of time, CAUSED BY OR
                     ARISING from deficiency and/or default AND/OR BREACH OF ORDERS AND/OR FAILURE TO WORK of MASTER, officers or crew or deficiency of stores, FRESH WATER OR OTHER NECESSARIES, fire, breakdown of or damages to, hull, machinery or equipment, grounding, detention OR DELAY ARISING FROM THE ARREST OF THE VESSEL OR FROM THE ACTION OF COMPETENT AUTHORITIES OR by accidents to ship or cargo or by any other cause WHATSOEVER (PROVIDED NOT RESULTING FROM THE FAULT OF CHARTERERS OR THEIR SERVANTS OR AGENTS) preventing the full working AND/OR USE of the vessel, the payment of hire and overtime, if any, shall cease for the time thereby lost. Should the vessel deviate or put back during a voyage, contrary to the orders or directions of the Charterers, for any reason WHATSOEVER PROVIDED NOT RESULTING FROM THE FAULT OF CHARTERERS OR THEIR SERVANTS OR AGENTS, the hire is to be suspended AND THE VESSEL SHALL BE OFF-HIRE from the time of her deviating or putting back until she is again in A position NO LESS FAVORABLE TO CHARTERERS and the voyage resumed therefrom. All fuel used AND EXPENSES INCURRED by the vessel while off hire shall be for Owners' account AND MAY BE DEDUCTED FROM HIRE. In the event of the vessel being driven into port or to anchorage through EXCEPTIONAL stress of weather, trading to shallow harbors or to rivers or ports with bars, any detention of the vessel and/or expenses resulting from such detention shall be for the Charterers' account


OFF-HIRE (CON'T)     If upon ANY voyage the speed be reduced by defect in,
                     or breakdown OR CONDITION of, any part of her hull, machinery or equipment, the VESSEL SHALL BE OFF-HIRE FOR
                     THE time so lost. OFF-HIRE UNDER THIS CLAUSE SHALL BE
                     WITHOUT PREJUDICE TO ANY OTHER RIGHTS WHICH CHARTERERS MAY
                     HAVE UNDER THIS CHARTER.

TOTAL                     16. Should the vessel be lost, OR DECLARED A
LOSS CONSTRUCTIVE, ARRANGED OR COMPROMISED TOTAL LOST, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once TOGETHER WITH THE VALUE OF ESTIMATED BUNKERS THEN ON BOARD COSTED AT THE PRICES OF THE VESSEL'S MOST RECENT BUNKERING. A PROVISION OF SIMILAR EFFECT SHALL BE INCLUDED BY OWNERS IN ANY ASSIGNMENT OF HIRE.

EXCEPTIONS                The act of God, enemies, fire, restraint of princes,
                     rulers and people, and all dangers and accidents of the seas, rivers, machinery, boilers and steam navigation, and NON-NEGLIGENT errors of navigation throughout this Charter, always mutually excepted.

LIBERTIES                 The vessel shall have the liberty to sail with our
                     without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life. THE VESSEL SHALL BE OFF-HIRE AS PER CLAUSE 15 UNTIL IT HAS RETURNED TO A POSITION NO LESS FAVORABLE TO CHARTERERS.



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ARBITRATION               17. THIS CHARTER SHALL BE GOVERNED BY ENGLISH LAW
                     SUBJECT TO THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA AS APPLIED IN NEW YORK, any dispute OR DIFFERENCE ARISING between Owners and the Charterers UNDER THIS CHARTER, shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision, or that of any two of them, shall be final and for the purpose of enforcing any award may be made a rule of the Court. The arbitrators shall be commercial men conversant with shipping matters. THIS ARBITRATION SHALL BE CONDUCTED UNDER THE RULES OF THE MARITIME ARBITRATORS IN NEW YORK. CHARTERERS SHALL BE ENTITLED TO CONSOLIDATE PROCEEDINGS INVOLVING RELATED CONTRACT DISPUTES WITH THIRD PARTIES ARISING FROM COMMON QUESTIONS OF FACT OR LAW AND/OR TO HAVE SUCH PROCEEDINGS CONDUCTED CONCURRENTLY WITH PROCEEDING HEREUNDER. EITHER PARTY SHALL BE ENTITLED TO REQUEST THE ARBITRATION PANEL TO DEAL FIRST WITH ISSUES OF LIABILITY AND/OR PRELIMINARY POINTS OF LAW AND CONSTRUCTION AND TO ISSUE AN INTERIM AWARD THEREON, AND THE PANEL SHALL NOT DENY SUCH A REQUEST UNLESS IN THEIR JUDGMENT SUCH A PROCEDURE MAY PREJUDICE THE RIGHTS OF EITHER PARTY.

LIENS                     18. The Owners shall have a lien upon all cargoes and
                     all sub- freights BELONGING TO CHARTERERS for any amounts due under this Charter, including general average contributions, and the Charterers shall have a lien on the ship for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the vessel.

SALVAGE                   19. All derelicts and salvage shall be for Owners' and
                     Charterers' equal benefit after deducting Owners' and Charterers' expenses and crew's proportion.

GENERAL              General average shall be adjusted IN NEW YORK, according to
AVERAGE              York- Antwerp Rules 1974 OR YORK-ANTWERP RULES 1974 AS
                     AMENDED 1990 OR YORK-ANTWERP RULES 1994 IN CHARTERERS'
                     OPTION (IT BEING UNDERSTOOD THAT THE EXERCISE OF THIS
                     OPTION SHALL BE GOVERNED BY THE RELEVANT PROVISIONS OF THE
                     APPLICABLE SUB-CHARTER OR BILL OF LADING).

YORK-                     Charterers shall procure that all bills of lading
ANTWERP issued during the currency of the Charter will contain a provision CONCERNING that general average WHICH IS CONSISTENT WITH THE ABOVE and will include the "New Jason Clause" as per Clause 23.

DRYDOCKING                20. The vessel was last drydocked (SEE CLAUSE 45.)


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CARGO GEAR                21. Owners shall maintain the cargo-handling gear of
                     the ship which is as follows: (SEE CLAUSE 28) IN COMPLIANCE WITH ALL APPLICABLE REGULATIONS AND REQUIREMENTS OF RELEVANT FLAG AND PORT STATE AUTHORITIES. Owners shall also provide on the vessel for night work lights as on board, SUFFICIENT TO WORK ALL HATCHES SIMULTANEOUSLY. The Charterers shall have the use of any gear on board the vessel. If required by Charterers, the vessel shall work, INCLUDING OPENING AND CLOSING OF HATCH COVERS, night and day (INCLUDING WEEKENDS AND HOLIDAYS) and all cargo-handling gear (WHICH EXPRESSION SHALL BE DEEMED TO INCLUDE ANY MACHINERY ESSENTIAL FOR CARGO OPERATIONS, INCLUDING WITHOUT LIMITATION MACHINERY FOR OPENING AND CLOSING HATCH COVERS) shall be at Charterers' disposal AT ALL TIMES.

STEVEDORE                 In the event of disabled cargo-handling gear, or
STAND-BY insufficient power to operate the same, OR ANY OTHER CAUSE WHATSOEVER ATTRIBUTABLE TO THE VESSEL OR OWNERS, the vessel is to be considered to be off hire AS PER CLAUSE 15 FOR ANY time SO lost to the Charterers AND/OR TO SUB-CHARTERERS/SHIPPERS/RECEIVERS OF CARGO (WHETHER OR NOT THE VESSEL IS THEN ON DEMURRAGE) and Owners to pay stevedore, TUG, PILOT OR OTHER stand-by AND/OR CANCELLATION charges occasioned thereby. If required by the Charterers, the Owners are to bear the cost of hiring shore gear in lieu thereof.

CREW OVERTIME             22.     Reserved.

CLAUSES                   23. The following clause (OR ONE OF SIMILAR EFFECT) is
                     to be included in all bills of lading issued hereunder:

PARAMOUNT                 This bill of lading shall have effect subject to the
                     provisions of the Carriage of Goods by Sea Act of the United States, the Hague Rules, or the Hague-Visby Rules, as applicable, or such other similar national legislation as may mandatorily apply by virtue of origin or destination of the bills of lading, which shall be deemed to be incorporated herein and nothing herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said applicable Act. If any term of this bill of lading be repugnant to said applicable Act to any extent, such term shall be void to that extent, but no further.

                          This Charter is subject to the following clauses all
                     of which are to be included in all bills of lading issued hereunder:



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NEW BOTH-TO-BLAME         If the ship comes into collision with another ship as
COLLISION CLAUSE     a result of the negligence of the other ship and any act,
                     neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the goods carried hereunder will indemnify the carrier against all loss or liability to the other or non- carrying ship or her owners insofar as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non-carrying ship or her owners to the owners of said goods and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier.

                          The foregoing provisions shall also apply where the
                     owners, operators or those in charge of any ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect to a collision or contact.

NEW                       In the event of accident, danger, damage or disaster
JASON                before or after commencement of the voyage resulting from
CLAUSE               any cause whatsoever, whether due to negligence or not, for which, or for the consequences of which, the carrier is not responsible, by statute, contract, or otherwise, the goods, shippers, consignees, or owners of the goods shall contribute with the carrier in general average to the payment of any sacrifices, losses, or expenses of a general average nature that may be made or incurred, and shall pay salvage and special charges incurred in respect of the goods.

                          If a salving ship is owned or operated by the carrier,
                     salvage shall be paid for as fully as if salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the goods and any salvage and special charges thereon shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery.



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WAR                           (a) No contraband of war shall be shipped. Vessel
CLAUSES shall not be required, without the consent of Owners, which shall not be unreasonably withheld, to enter any port or zone which is involved in a state of war, warlike operations, or hostilities, civil strife, insurrection or piracy whether there be a declaration of war or not, where vessel, cargo or crew might reasonably be expected to be subject to capture, seizure or arrest, or to a hostile act by a belligerent power (the term "power" meaning any de jure or de facto authority or any purported governmental organization maintaining naval, military or air forces).

                              (b) If such consent is given by Owners, Charterers
                     will pay the provable additional cost of insuring vessel against hull war risks in an amount equal to the value under her ordinary hull policy. In addition, Owners may purchase and Charterers will pay for war risk insurance on ancillary risks such as loss of hire, freight disbursements, total loss, blocking and trapping, etc. If such insurance is not obtainable commercially or through a government program, vessel shall not be required to enter or remain at any such port or zone.

                              (c) In the event of the existence of the
                     conditions described in (a) subsequent to the date of this Charter, or while vessel is on hire under this Charter, Charterers shall, in respect of voyages to any such port or zone assume the provable additional cost of wages and insurance properly incurred in connection with master, officers and crew as a consequence of such war, warlike operations or hostilities.

ICE                       24. The vessel shall not be required to enter or
                     remain in any icebound port, nor any port where lights or lightships have been or are about to be withdrawn by reason of ice, nor where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter and remain in the port or to get out after having completed loading or discharging: PROVIDED THAT OWNERS SHALL NOT BE ENTITLED TO RELY ON THIS CLAUSE UNLESS THE VESSEL HAS PROCEEDED AS CLOSE AS IT REASONABLY CAN TO SUCH PORT AND THE MASTER, HAVING CONSULTED THE COMPETENT AUTHORITIES, HAS RECEIVED THEIR ADVICE THAT TO PROCEED WILL ENDANGER THE VESSEL. IT IS ACKNOWLEDGED BY BOTH PARTIES THAT THE ULTIMATE DECISION WHETHER OR NOT TO PROCEED MUST REST WITH THE MASTER ACTING REASONABLY. (SEE CLAUSE 50).

NAVIGATION                25. Nothing herein stated is to be construed as a
                     demise of the vessel to the Time Charterers. The Owners shall remain responsible for the navigation of the vessel, acts of pilots and tug boats, insurance, crew, and all other similar matters, same as when trading for their own account AND SHALL INDEMNIFY CHARTERERS AGAINST ANY CLAIMS FROM THIRD PARTIES PROVIDED THESE THIRD PARTIES CLAIMS ARE RESULTING FROM ACT OR OMISSION OR OWNERS IN RELATION TO THE ABOVE WITHOUT PREJUDICE TO CLAUSE 48.


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COMMISSIONS               26. A commission of percent is payable by the vessel
                     and Owners to on hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.

ADDRESS                   27. An address commission of is payable to CHARTERERS
                     on hire earned and paid under this Charter.


RIDER Rider Clauses NUMBER 28 THROUGH 64 as attached hereto are incorporated in this Charter.

                     For CHARTERERS                  For OWNERS

                     This Charter is a computer-generated copy of the ASBATIME (1981) form printed under license from the Association of ShipBrokers and Agents
                     (U.S.A.), Inc., using software which is the copyright of Strategic Software Limited.

                     IT IS A PRECISE COPY OF THE ORIGINAL DOCUMENT (BUT EXCLUDING THE RIDER OF SUGGESTED ADDITIONAL CLAUSES) WHICH CAN BE MODIFIED, AMENDED OR ADDED TO ONLY BY THE STRIKING OUT OF ORIGINAL CHARACTERS, OR THE INSERTION OF NEW CHARACTERS, SUCH NEW CHARACTERS BEING HIGHLIGHTED BY USE OF ITALICS.

       28.    VESSEL DESCRIPTION



       (a)    Call Sign:
              Telex number:
              Fax number:

              Official number:
              Lloyd's (IMO) number:

              Year of Build:
              Building Yard:
              Class:
              Classification Society:
              ISM Auditor:

              Flag:
              Port of Registry:

              Registered Owner:
              Manager:


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       (b)    GRT:        ____      NRT:       ____
              Panama GRT: ____      Suez GRT:  ____
              Panama NRT: ____      Suez NRT:  ____

       (c)    Principal Dimensions:

              Length Overall:                   ____   Metres
              Length between Perpendiculars:    ____   Metres
              Breadth (extreme)                 ____   Metres
              Depth (extreme)                   ____   Metres

              Height from Keel to highest point:   ____ Metres DF Antenna
              Height from Keel to highest point with mast/antennas collapsed/
              lowered:        ____  Metres

       (d)    Deadweight:       ___________________
              (Metric Tons)     (Metres)

              Summer:           ____ metric tons on ____ Metres
              Winter:           ____ metric tons on ____ Metres
              Tropical:         ____ metric tons on ____ Metres

              Deadweight on ____ Metres Fresh Water: ____
              Deadweight on ____ Metres Fresh Water: ____

              Variation in Deadweight per Unit Immersion: TBA

              - at Summer Draft:             ____ Metric Tons per Centimetre
              - at ___ Metres Fresh Water:   ____ Metric Tons per Centimetre

       (e)    Number of Holds:   ____
              Number of Hatches: ____

              Type & Make of Hatch Covers: ______________

              Hatch Sizes:                 Hatch Cover Strength:
              Length X Breadth (Metres)    (Metric Tons/Square Metre)

       Cubic Capacity of Cargo Holds:
              Grain (Cubic Metres)         Bale (Cubic Metres)






              Cargo Hold Dimensions:
              Flat unobstructed Tank Top
              Length X Breadth (Fwd) X Breadth (Aft) (Metres)




              Tank Top Strength (Metric Tons / Square Metre):



              Deck Strength :
              Cargo Hold Ventilation System:
              Cargo Hold Fire-fighting System:

       (f)    Cargo Gear:

              Number of Cranes:
              Lifting Capacity of Cranes (SWL):                ____ Metric Tons

              Location of Cranes (relative to Hatches):

              Crane Type & Manufacturer:
              Hoisting Speed:                      ____  (Metres / Minute)
              Slewing Speed:                       ____  (Rotations / Minute)
              Luffing Speed:                       ____  (Seconds)
              Maximum radius:
              Maximum radius at full load:
              Minimum radius:

              Details of Grab Fittings:
              Details of Grab Control System:
              Details of Grabs:

       (g)    Container Capacity (TEU):

       (h)    Ballast Capacity:

              Hold(s) used for Sea Ballast:

              Draft in Light Ballast Condition - Sea Ballast Hold(s) empty:

              Forward:              Aft:
                                    Aft:

              Draft in Heavy Ballast Condition - Sea Ballast Hold(s) filled:

              Forward:              Aft:
                                    Aft:

              Number, Type & Capacity of Ballast Pumps:
              Deballasting Capacity:
              Ballasting Capacity:

       (j)    Distance from Waterline to top of highest point of vessel:

              Heavy Ballast Condition (mast raised):
              Heavy Ballast Condition (mast lowered):
              Light Ballast Condition (mast raised):
              Light Ballast Condition (mast lowered):

              Distance from Waterline to top of hatch coaming:

              Heavy Ballast Condition:         Light Ballast Condition:





       (k)    Main Engine Type / Model:
              Main Engine Manufacturer:

              Main Engine Output at MCR:
              Main Engine Output at CSO:
              Capacity of Bunker Tanks (100%):
              IFO     TBA      MDO    TBA

       (l)    Speed / Consumption:

              Laden:





              Ballast:

              Port:

       (m)    Type of Propeller:
              Make of Propeller:

              Type of Rudder:

       (n)    Other Equipment (with full details):

              Shaft Generator:
              Bow Thruster:

       (o)    Specifications of fuel and diesel oil:

       (p) The vessel's constant (including lubricating oils, provisions, stores, fresh water and unpumpable ballast) not to exceed:

              - St Lawrence Seaway / Great Lakes:
              - Deep Sea:

       (q) The vessel can load a full deadweight cargo with the following holds empty:

       (r)    The vessel has ____________ holds which are suitable for
              _________________________.

              The vessel has ___________ bulkhead or hold stanchions.

              The vessel is fully fitted for _____________________________.

       (s)    The vessel is approved for ______________________________________
              _________________________________..

       (t) The vessel shall be maintained as described throughout the term of this Charter.

         29.      HULL INSURANCE

         Charterers shall reimburse any additional net insurance premium on Hull and Machinery actually paid by Owners for breaching Institute Warranty Limits provided: (a) that this Clause shall __________________________ ______________________; (b) that such additional premium is not to exceed that for minimum coverage under the London Underwriters Minimum Scale on conditions no wider than their standard form of Institute Time Clauses, less usual rebate: and (c) that such additional premium shall be based on a value equal to the vessel's Hull & Machinery value.

         If the vessel is redelivered in ________________________ , Owners shall
         __________ _____________________________________. .

         Charterers shall be credited with any return of insurance premiums payable to Owners by Underwriters by reason of the vessel remaining in port for such minimum period as may be provided in its insurance policies.

         Owners warrant that Hull and Machinery policies will contain waiver of subrogation rights against Charterers and any sub-Charterers for loss of or damage to the vessel and Owners further warrant that both Owners and Underwriters waive claims against Charterers for damages however caused. The Master shall exercise due diligence to avoid loss of or damage to ship and cargo.

         Any additional insurance levied on vessel and/or cargo and any time lost by reason of vessel's age, flag, ownership, class or condition shall be for Owners' account.

         30. WAR RISK INSURANCE

         Charterers will not instruct vessel to perform a voyage involving entry into active war zones without Owners' prior consent, same not to be unreasonably withheld. War Risk Insurance and any Crew War Bonus for worldwide trading shall be for Owners' account. In the event that Charterers employ the vessel in a trade for which an additional War Risk Insurance Premium is payable, Charterers shall reimburse any additional premium actually paid by Owners, the same to be based on the vessel's Hull and Machinery value, but not to exceed the scale published from time to time by the Institute of London Underwriters.

         31. CHARTERERS' ORDERS / INDEMNITY

         Charterers shall indemnify the Owners against the consequences of any order as to the employment of the vessel which is inconsistent with this Charter: provided always that no further indemnity beyond that expressed in this Clause (or elsewhere in this Charter) shall be implied against Charterers.

         In the event that Charterers give an order under this Charter which Owners consider to be improper or invalid and Owners elect not to treat such order as being repudiatory, Owners shall forthwith use their best efforts to negotiate with Charterers the terms of a reasonable indemnity to be given to Owners by Charterers covering the direct consequences of obeying such order: provided that such indemnity shall only apply in the event (and then only to the extent that) such order is determined to be improper or invalid.

         32. ROUTING

         Charterers shall be entitled at any time and from time to time to make available to the Master the advice of a reputable weather-routing service, which advice the Master may elect to follow or not at his discretion, provided always (a) that such discretion shall not be exercised unreasonably and (b) that if the Master elects not to follow such advice, he shall promptly notify Charterers of his intentions and explain his reasons. It is understood that such weather-routing advice shall be without prejudice to Owners' obligations under Clause 25 and shall not be deemed to constitute any interference by Charterers in the navigation or management of the vessel. Any time lost as a result of the Master's failure to act reasonably in relation to such advice shall count as off-hire under Clause 15.

         33. DELIVERY OF CARGO WITHOUT BILLS OF LADING

         In the event that the original Bill(s) of Lading are not available at port(s) of discharge, Charterers shall be entitled to give the Master instructions as to the delivery of the cargo. In this event, and provided always that such delivery has been made by the Master pursuant to the express orders of Charterers themselves, Charterers shall indemnify and hold harmless the Master and Owners in respect of any liability to the true Owner of the cargo.

         Owners _______________ wording as attached is annexed to this Charter Party. When required, same is to be issued on _________________ and signed by an officer _________________ with the authority to do so.

         34. MASTER'S DUTIES

         Except where there exists a clear conflict between the interests of Charterers and those of Owners, the Master shall always act reasonably to protect the interests of Charterers, including (without limitation) where there are apparent irregularities in Bills of Lading of which Charterers may not be aware.

         35. CHARTERERS' ACCESS TO VESSEL

         Charterers and their agents or representatives shall at all times be permitted access to all parts of the vessel which are placed at Charterers' disposal under this Charter, and to all records and certificates held on board, as required in order to ascertain its fitness for service hereunder, it being understood that the expression "representatives" shall include the representatives of any third party (including surveyors representing cargo interests) having a legitimate interest in the condition of the vessel and its fitness for service under this Charter. Charterers or agents shall advise the Master and Owners in advance the company and name of the third party representative.

         36. HOSE-TESTING OF HATCH-COVERS

         Without prejudice to any of their other rights under this Charter, Charterers shall be entitled at any time to carry out ultrasonic, hose or other testing of the vessel's hatch covers in order to establish their watertight integrity, and any deficiencies shall promptly be made good by Owners. The cost and time for such testing shall be borne by Charterers unless any deficiency is found, in which case same shall be for Owners' account and the vessel shall be off-hire for any time lost thereby and any stevedore standby and /or cancellation charges and any other costs incurred as a result of such deficiency shall be for Owners' account.

         37. MODIFICATIONS

         Charterers shall have the right to crop or replace the mast and to make other like structural modifications to the vessel if required for safe access to particular ports and/or berths. Such work, and any work necessary to restore the vessel, shall be carried out in Charterers' time and at Charterers' risk and expense under the supervision of the Master. It is understood that such restoration work may take place before or after redelivery and shall where possible be carried out concurrently with other Owners' work in order to minimize Charterers' liability for loss of time. Charterers shall ensure that such modifications do not affect the vessel's class and comply with all applicable port and navigational requirements.

         38. FUNNEL / HOUSE FLAG

         Charterers shall have the right to fly their own houseflag, and painting the funnel (or leaving the funnel as painted) in Charterers' colours. The funnel shall be (re)painted to Owners' colours on redelivery in Charterers' time and at Charterers' expense.

         39. P & I CLUB

         Owners shall throughout the term of this Charter keep the vessel entered with full cover on standard terms in a Protection & Indemnity Association ("P & I Club") which is a member of the International Group. Owners shall at any time and from time to time provide Charterers upon request with written confirmation of entry from such P & I Club. The vessel is currently entered with .

         Owners shall promptly notify Charterers in writing of any change of P & I Club.

         40. FINANCIAL RESPONSIBILITY

         Owners warrant that at the time of delivery hereunder and throughout the Charter period the vessel will fully comply with all applicable conventions, statues, laws, regulations, and ordinances imposed by an International, National, State, Provincial, or Local Governmental Entity having jurisdiction over the vessel including without limitation the United States Federal Water Pollution Control Act, the United States Oil Pollution Act of 1990, Marpol 1973/1978 & SOLAS Convention 1974/1978/1983.

         Without prejudice to the generality of the foregoing, Owners warrant that they will at their expense maintain and carry onboard all necessary current certificates of financial responsibility as required by all national, state, provincial and local Governments of any jurisdiction whose laws are applicable to the vessel.

         Any delays, losses, damages or expenses arising from Owners' failure to comply with this clause shall be for Owners' account. Any time lost as a result of Owners' failure to comply with the requirements of this clause shall be deemed to be off-hire and Owners shall indemnify Charterers against any losses, damages, penalties and expenses whatsoever resulting therefrom.

         41. OWNERSHIP/ FLAG / MANAGEMENT

         Owners shall not sell the vessel or change its ownership or flag or appoint new managers without the prior written consent of Charterers. In the event of breach of this undertaking, or in the event of change in the beneficial ownership of a majority of the common shares of the registered Owner, Charterers shall have the right to terminate this Charter without prejudice to any of their accrued rights hereunder.

         Should Charterers not be satisfied with the managers of the vessel Charterers have the right to request a change in management to one of the following management companies - V-Ships / Acomarit / Colombia Ship Management.

         42. ITF

         Owners warrant that the Officers and crew of the vessel are covered for the duration of the Charter Party by a Union Agreement(s) acceptable to the ITF and that vessel will at all times carry appropriate documentary proof of the same. Any loss of time as a result of non-compliance with the provisions of this Clause shall be considered as off-hire under Clause 15.

         43. DRUGS / CONTRABAND / STOWAWAYS

         Owners shall indemnify Charterers and hold them harmless in respect of any claims and/or fines and/or penalties imposed in respect of any actual or alleged presence on board the vessel in the custody of crew members but not in the cargo of illegal drugs or contraband or stowaways regardless of origin and undertake to provide such security upon demand as may be required to avoid detention or delay to the vessel. Any time lost in connection with or as a result of any actual or alleged presence of illegal drugs or contraband or stowaways on board the vessel shall count as off-hire and any costs incurred shall be for Owners' account.

         Should any stowaways be found Owners will undertake to provide security as may be required to avoid delays or detention of the vessel.

         Owners warrant that they have entered into a Sea Carrier Initiative Agreement with United States Customs and undertake throughout the term of this Charter to comply with all provisions of the United States Anti-drug Act of 1986 and any amendment or re-enactment thereof.

         44. LOSS OF TIME

         Any restriction on the full working or use of the vessel resulting directly or indirectly from any action, whether official or not, which may be taken against the Owners and/or the vessel and/or the Charterers or the agents of any of them by any third party whatsoever (including any state or local government authority or labour union) in connection with or arising out of: (a) the vessel's registry or (b) the terms and conditions under which the officers and crew are engaged or (c) any non-compliance, whether actual or alleged, of the vessel or any part of it or its equipment and outfit with any regulation or requirement of any applicable authority or (d) any failure, whether actual or alleged, of the Charterers to ensure that the vessel so complies shall remain the responsibility of the Owners. The vessel shall be off hire for any time thereby lost as per Clause 15 and any expenses resulting therefrom shall be for the account of the Owners. Owners shall indemnify Charterers and hold them harmless from any claims or fines which may be brought or levied against Charterers or their servants or agents whether in their own right or as deemed agents of the vessel or Owners or in any other capacity whatsoever in respect of any of the matters mentioned in this clause.

         45. DRYDOCKING

         The vessel shall be drydocked approximately every 24 - 36 months thereafter at mutually convenient time(s) and place(s) consistent with Charterers' trading requirements.

         Owners shall give Charterers not less than 60 days notice of their intention to put the vessel into drydock. Owners will exercise their best efforts not to drydock the vessel during the Great Lakes navigational season, however it is understood by both Charterers and Owners that the vessel's regulatory entities (including class) may insist that the vessel be drydocked during the Great Lakes navigational season. It is further understood that if the vessel must drydock during the Great Lakes navigational season, then the timing of such must be mutually agreed between Owners and Charterers.

         If after giving 60 days notice Owners elect to cancel or postpone the drydocking (other than request or mutual agreement of the Charterers) Owners shall indemnify Charterers against losses as a direct result of this cancellation.

         In the event of emergency drydock it is understood that Charterers mutual consent and notices are not required (and paragraphs 1 and 2 above are inoperative), however Owners to advise Charterers immediately the reason for the same and estimated duration. Owners also to keep Charterers advised daily of progress/expected readiness of vessel.

         46. STEVEDORE DAMAGE

         Notwithstanding any other provision of this Charter to the contrary, Charterers shall not be liable for damage caused by stevedores to the vessel or its fittings or equipment unless (a) the Master has given proper notice in writing to the stevedores causing such damage within 24 hours of its occurrence or in the case of hidden damages as soon as practical however in any case always by the end of the voyage concerned; (b) the Master has fully complied with the relevant requirements of any Sub-Charter of which he is aware; and (c) Charterers, together with any Sub-Charterers and other interested parties, have been given the timely opportunity to survey the damage in question both before and after repair.

         47. CARGO LOSS OR DAMAGE

         In the case of loss of or damage to any cargo carried under this Charter, the Owners hereby authorize the Charterers and their agents at their sole discretion to grant any extension of time of suit, provided always that a similar extension has been or will be simultaneously granted on behalf of the Charterers. Owners to be notified when extensions have been granted on Owners' behalf. Such extension of time shall be without prejudice to the rights and obligations of either party under this Charter.

         As between Owners and Charterers, liability for cargo claims shall be apportioned in accordance with _________________________________.

         48. PUNCTUAL PAYMENT

         Should Charterers fail to make punctual payment of hire, and such failure is due to oversight, negligence, error or omission of Charterers or their employees, bankers or agents or for any reason other than deliberate intent to withhold timely payment, Owners shall give Charterers three (3) banking days notice to rectify such failure. If the payment in question is made within such four banking days, such payment shall be deemed to have been made punctually.

         Any hire or other sum paid into escrow by Charterers pending the resolution of any dispute shall count as properly paid.

         49. HOLDS

         Without prejudice to Owners' obligations as to the condition of the vessel upon delivery, the vessel's cargo spaces shall be clean, dry and free from rust, scale and partially detached coatings (flaking paint, etc.) and in all respects ready to load a full cargo upon its arrival at each of the loading port(s) on its first voyage under this Charter.

         Owners shall not be responsible for the failure of the vessel to pass subsequent pre-loading inspections under this Charter except to the extent that such failure is due to the presence of rust, scale or partially detached coatings in the cargo spaces.

         The vessel's cargo spaces shall not be painted during the currency of this Charter without Charterers' prior written consent.

         Charterers shall have the option of redelivering the vessel with unclean holds paying Owners the sum of US$___ per hold in lieu of cleaning and removal of dunnage and other materials.

         Charterers also to pay US$ per hold for intermediate hold cleaning.

         50. ICE

         Owners acknowledge that the vessel's design and construction is such as to allow ______________________ trading to ports in or accessible from
         _____________________.

         51. LAY-UP

         The Charterers shall have the right at any time and from time to time to require the vessel to be laid up and any resulting savings in Owners' costs shall be credited to Charterers. The Owners shall promptly consult with Charterers in good faith with a view to establishing the most effective and economical procedure for such lay up. The Owners shall at any time upon the request of Charterers provide their best estimate of the savings which would be achievable by laying up the vessel.

         52. BUNKERS

         Charterers shall be entitled to supply the vessel with bunkers of higher quality and/or lower viscosity than specified in this Charter.

         Owners warrant that the vessel is free from United States bunkering restrictions.

         Charterers shall have the right to bunker the vessel prior to delivery, provided this does not interfere with Owners' operations. It is understood that property in such bunkers shall remain with the Charterers.

         At the time of redelivery, the Master shall ensure that the disposition of bunkers within the vessel is the same as at the time of delivery.

         53. PLANS / LOADING MANUAL

         Prior to delivery of the vessel, Owners shall provide Charterers with copies of the vessel's General Arrangement and Capacity Plan (including Deadweight Scale), Trim & Stability Book / Loading Manual, and any other books, manuals or software which concern or affect the vessel's cargo-carrying capabilities.

         Prior to delivery, Owners shall also complete Charterers' standard information questionnaire.

         Owners warrant the accuracy (absent manifest error in documents which have not been prepared by Owners) of any information provided to Charterers under this Clause.

         54. LOADING STEEL CARGO

         Where the vessel is required to load steel cargo, Owners shall be entitled to carry out a pre-loading survey for their account using a P&I Club approved surveyor, a copy of whose report is to be given to Charterers: provided that if Charterers wish to arrange their own pre-loading survey, the same shall be considered a joint survey, and Owners shall bear one half of the cost.

         In any event, remarks on the mate's receipt(s) shall be limited to those recorded in such pre-loading survey report.

         55. COMMUNICATIONS

         Whilst on hire, Charterers shall pay Owners a lump sum of US$ per month (or pro rata), which shall cover all costs for cables, telexes, phone calls, entertainment/victual expenses and representation on Charterers' behalf. Master to send all cables/telexes as requested by Charterers or Sub-Charterers.

         56. ARBITRATION

         Where the amount claimed or counter-claimed by either party is less than US$ either party may require the arbitration to be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators.

         57. ON/OFF HIRE SURVEY

         Joint on-hire and off-hire surveys shall be conducted at the inception and termination of this Charter. A joint survey report shall be signed by the Owners' surveyor (or the Master if no Owners' surveyor is appointed) and by the Charterers' surveyor, but without prejudice to the right of either to prepare a separate addendum recording any points of disagreement. The on-hire survey shall be done in Owners' time, and the off-hire survey in Charterers' time.

         If available Charterers shall be entitled to have all or part of the on-hire survey carried out at a port previous to the vessel's arrival at the port or place of delivery under this Charter.

         58. MISCELLANEOUS

         The headings / titles used in this Charter are included for the sake of convenience only and shall be disregarded for purposes of interpretation or construction.

         The failure of either party to enforce at any time any of the provisions of this Charter shall not be construed as a waiver of any of its rights. No waiver of any breach of this Charter shall be considered a waiver of any other breach whether occurring earlier or later.

         59. TERMINATION

         Charterers shall be entitled to terminate this Charter in the event (a) that any proceedings are commenced or instituted for the reorganization, liquidation or involuntary dissolution of Owners or (b) that Owners file for bankruptcy or court protection from their creditors and/or notify their creditors that they are unable to meet their financial obligations as they fall due or (c) that Owners' P & I Club cover is withdrawn or reduced or (d) the vessel's classification is suspended or withdrawn or (e) the vessel is arrested by or on behalf of a secured creditor and/or (f) the vessel is arrested by any party other than a secured creditor and such arrest is not lifted within 10 banking days. Such right of termination and/or its exercise shall be without prejudice to any other rights which Charterers may have. Owners hereby authorize Charterers to contact the vessel's Classification Society and P & I Club directly in order to ascertain the status of its class and Club cover.

         In the event that the Charterers are deprived of the full use of the vessel as a result of any breach by the Owners of their obligations under this Charter and/or the Vessel is off-hire for a period of days at the first port of loading and/or the vessel is otherwise off-hire for days or more in any day period, Charterers shall have the right to terminate this Charter following completion of performance of their intended voyage(s), such termination to be without prejudice to any accrued rights whatsoever which either party may have under this Charter.

         60. ISM CODE

         From the date of coming into force of the International Safety Management ("ISM") Code in relation to the vessel and thereafter during the currency of this Charter, Owners shall procure that both the vessel and "the Company" (as that term is defined in the ISM Code) shall comply with all of the requirements of the ISM Code. Upon request, Owners shall provide to Charterers or at their direction a copy of the relevant Document of Compliance ("DOC") and Safety Management Certificate ("SMC").

         Except as otherwise provided in the Charter, any loss, damage, expense or delay resulting from any failure on the part of the Owners or "the Company" to comply with the ISM Code shall be for Owners' account, whether or not such consequences were reasonably foreseeable by Owners either at the date of this Charter or at the time of such failure.

         61. QUIET ENJOYMENT

         This Charter is conditional upon the execution of a mutually satisfactory tripartite agreement between Charterers, Owners and the entity holding the first mortgage on the vessel, the purpose of which shall be to assure the Charterers of their continued quiet enjoyment of the Charter in the event of default by the Owners (or, if applicable, by the then registered Owners of the vessel) under the mortgage or the financial obligations which it secures.

         62. TERM

         The term of this Charter shall be as follows:

         Timecharter period of __________ years _________ months plus/minus _________ months in Charterers' option. Final redelivery window is
         _____________________. Charterers shall have the option of adding any or all time the vessel is off-hire (including any time lost through breach of Owners obligations) to the term of this Charter, paying hire at the rate which was payable at the time when such off-hire occurred, taken in chronological sequence.

         63. RATE(S) OF HIRE

         Charterers shall pay hire for the use of the vessel at the following rate:

         US$ _____________ daily including overtime.

         64. SEASONAL REDELIVERY OPTIONS

         Within the period as outlined above, Charterers' option to redeliver the vessels anytime during for a time up to the following year with days notice to Owners. Owners to deliver the vessel back to Charterers within giving regular advice plus day notice to Charterers. Charterers may redeliver the vessel within the above dates dropping and Owners to deliver back to Charterers arrival pilot station the same port or at a mutually agreed port.